UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  November 16, 2016

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jewett-Cameron Trading Company Ltd. has appointed Charlie Hopewell as Chief Operating Officer (COO) of the Jewett-Cameron companies. Mr. Hopewell will have responsibility for the day-to-day operations of the Company and its subsidiaries. Mr. Hopewell is 60 years old, and has over 35 years of experience in senior management positions with manufacturing companies. In his past positions as COO or CEO, he has been involved in all organizational aspects, including sales and marketing, plant and equipment, personnel, and finance. Prior to his appointment with Jewett-Cameron, he served as CEO of Sunset Manufacturing Inc. from 2012 to 2016 and was Chief Operating Officer of Aluminite Corporation from 2006 to 2012. He received a degree in Finance from the University of Oregon and an MBA from Willamette University’s Atkinson School of Management. Mr. Hopewell has also worked extensively in local and statewide workforce policy and K-12 CTE education at a Board level, and continues his involvement with the Oregon Workforce Investment Board and the Oregon Talent Council.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ “Donald Boone”
Name: Donald Boone
Title: President/Chief Executive Officer/Director